Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

YEAR END RESULTS

Minneapolis, MN (February 19, 2025)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 28, 2024 of $39,954,200 or $10.89 per share diluted compared to net income of $40,178,100 or $11.04 per share diluted in 2023. The fourth quarter 2024 net income was $9,583,100 or $2.60 per share diluted compared to net income of $9,716,800 or $2.64 per share diluted for the same period last year. Revenues for the year ended December 28, 2024 were $81,289,100, down from $83,243,500 in 2023. 2024 results were impacted by the Company’s decision in May 2021 to run-off its leasing portfolio.

Winmark - the Resale Company®, is a nationally recognized franchisor focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At December 28, 2024, there were 1,350 franchises in operation and over 2,800 available territories.  An additional 79 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	December 28, 2024	December 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$12,189,800	$13,361,500
Restricted cash	140,000	25,000
Receivables, net	1,336,400	1,475,300
Net investment in leases - current	—	75,100
Income tax receivable	96,400	31,400
Inventories	397,600	386,100
Prepaid expenses	1,205,400	1,392,100
Total current assets	15,365,600	16,746,500

Property and equipment, net	1,419,400	1,669,800
Operating lease right of use asset	2,108,700	2,425,900
Intangible assets, net	2,640,300	2,994,300
Goodwill	607,500	607,500
Other assets	491,200	471,300
Deferred income taxes	4,211,800	4,052,400
	$26,844,500	$28,967,700

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$—	$4,217,900
Accounts payable	1,562,000	1,719,400
Accrued liabilities	1,866,200	2,858,200
Deferred revenue	1,659,700	1,666,100
Total current liabilities	5,087,900	10,461,600
Long-Term Liabilities:
Line of credit/Term loan	30,000,000	30,000,000
Notes payable, net	29,942,800	34,848,800
Deferred revenue	8,027,600	7,657,500
Operating lease liabilities	3,092,800	3,715,800
Other liabilities	1,739,500	1,440,100
Total long-term liabilities	72,802,700	77,662,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,539,744 and 3,496,977 shares issued and outstanding	14,790,500	7,768,800
Retained earnings (accumulated deficit)	(65,836,600)	(66,924,900)
Total shareholders’ equity (deficit)	(51,046,100)	(59,156,100)
	$26,844,500	$28,967,700

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue:
Royalties	$17,642,800	$17,167,200	$72,198,500	$70,230,700
Leasing income	134,500	817,600	1,811,800	4,766,200
Merchandise sales	862,900	1,159,200	3,601,300	4,761,100
Franchise fees	362,800	378,600	1,545,600	1,512,000
Other	545,100	517,300	2,131,900	1,973,500
Total revenue	19,548,100	20,039,900	81,289,100	83,243,500
Cost of merchandise sold	816,700	1,091,100	3,379,200	4,461,500
Leasing expense	—	16,600	36,600	398,300
Provision for credit losses	—	(1,000)	(1,500)	(5,600)
Selling, general and administrative expenses	5,965,200	6,414,400	24,944,200	25,108,700
Income from operations	12,766,200	12,518,800	52,930,600	53,280,600
Interest expense	(693,600)	(751,100)	(2,856,900)	(3,091,000)
Interest and other income	295,100	368,300	1,150,300	1,171,700
Income before income taxes	12,367,700	12,136,000	51,224,000	51,361,300
Provision for income taxes	(2,784,600)	(2,419,200)	(11,269,800)	(11,183,200)
Net income	$9,583,100	$9,716,800	$39,954,200	$40,178,100
Earnings per share - basic	$2.71	$2.78	$11.36	$11.55
Earnings per share - diluted	$2.60	$2.64	$10.89	$11.04
Weighted average shares outstanding - basic	3,533,107	3,494,544	3,516,122	3,479,936
Weighted average shares outstanding - diluted	3,679,992	3,679,444	3,667,479	3,640,524

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended
	December 28, 2024	December 30, 2023
OPERATING ACTIVITIES:
Net income	$39,954,200	$40,178,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	445,300	418,700
Amortization of intangible assets	354,000	354,000
Provision for credit losses	(1,500)	(5,600)
Compensation expense related to stock options	1,988,000	1,952,400
Deferred income taxes	(159,400)	(512,000)
Operating lease right of use asset amortization	317,100	290,100
Tax benefits on exercised stock options	1,307,700	1,138,500
Change in operating assets and liabilities:
Receivables	138,900	(36,700)
Principal collections on lease receivables	104,700	556,000
Income tax receivable/payable	(1,372,800)	(611,200)
Inventories	(11,500)	384,500
Prepaid expenses	186,700	(81,700)
Other assets	(19,900)	(41,600)
Accounts payable	(157,400)	(402,600)
Accrued and other liabilities	(1,251,900)	(16,900)
Rents received in advance and security deposits	(28,000)	(275,200)
Deferred revenue	363,700	705,500
Net cash provided by operating activities	42,157,900	43,994,300
INVESTING ACTIVITIES:
Purchase of property and equipment	(194,900)	(383,900)
Net cash used for investing activities	(194,900)	(383,900)
FINANCING ACTIVITIES:
Payments on notes payable	(9,187,500)	(4,250,000)
Proceeds from exercises of stock options	5,033,700	4,009,700
Dividends paid	(38,865,900)	(43,664,200)
Net cash used for financing activities	(43,019,700)	(43,904,500)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,056,700)	(294,100)
Cash, cash equivalents and restricted cash, beginning of period	13,386,500	13,680,600
Cash, cash equivalents and restricted cash, end of period	$12,329,800	$13,386,500
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,851,000	$3,049,400
Cash paid for income taxes	$11,168,700	$10,874,300

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Year Ended
	December 28, 2024	December 30, 2023
Cash and cash equivalents	$12,189,800	$13,361,500
Restricted cash	140,000	25,000
Total cash, cash equivalents and restricted cash	$12,329,800	$13,386,500